EXHIBIT (J)(1)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

     As independent public accountants, we hereby consent to the use of our report on Principal Preservation Portfolios, Inc.'s Select Value Portfolio, dated November 22, 2000, and to all references to our firm, included in or made a part of the Post-Effective Amendment to the Registration Statement on Form N-1A for Principal Preservation Portfolios, Inc. (1933 Act Registration No. 33-12).

ARTHUR ANDERSEN LLP

/s/  Arthur Andersen LLP

Milwaukee, Wisconsin
February 28, 2001